UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2022

Diego Pellicer Worldwide, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-55815	33-1223037
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6160 Plumas Street, Reno, Nevada 89519

Registrant’s telephone number, including area code: (516) 900-3799

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

The information set forth in Item 8.01 below is incorporated herein by reference.

Item 8.01	Other Events

Lawsuit

On July 27, 2021, Diego Pellicer Worldwide, Inc. (the “Company”) filed a lawsuit against Royal Asset Management, LLC (“RAM”) and Neil Demers (“Demers”) in the District Court, City and County of Denver, State of Colorado (the “Action”), alleging breach of contract on three (3) subleases for which RAM failed to make the required payments to the Company pursuant to the terms of the respective sublease agreements.

On the first sublease, the alleged damages are $648,531.00 in deferred late rents, $100,000 in licensing fees, $395,000 in settlement amounts and $337,050 in future premiums rent.

On the second sublease, the alleged damages are $356,080 in deferred late rents and future premium rent of $21,488.

On the third sublease, the alleged damages are $1,418,480 in deferred late rents, which the Company agreed to convert into a promissory note issued to RAM, $100,000 in licensing fees, $395,000 in settlement amounts and $532,635 in future premium rent.

In addition, the Action alleges that RAM failed to make payments pursuant to a promissory note which RAM issued to the Company on April 3, 2018. The promissory note was for the principal amount of $330,000 with interest at 18% per annum. The promissory note had a maturity date of April 2, 2019. The Action seeks payment from RAM and Demers for the total balance due to the Company on the promissory note of $330,000 plus the interest due therein.

In October 8, 2021, RAM and Demers filed a joint answer to the Action.

On April 26, 2022, Demers was dismissed without prejudice from the Action.

On June 6, 2022, the allegations regarding the second sublease was settled whereby the Company, the lessor of the property and RAM entered into termination agreements to terminate the master lease and the sublease for the property. The termination agreements were conditioned upon the closing of RAM’s sale of its assets at the location. The closing occurred in September 2022. Upon closing, the Company received $650,000 in aggregate from RAM in settlement of the past $377,568 in deferred rents and receivables on the claim listed above and $272,432 in future rents and fees. Additionally, the Company received the return of its $50,000.00 security deposit. The security deposit was returned in November 2022.

The hearing date for the Action was scheduled for November 28, 2022.

Settlement Agreement

On November 22, 2022 (the “Effective Date”), the Company and RAM entered into a Binding Settlement Term Sheet, along with Venture Product Consulting, LLC (“VCP”) (the “Term Sheet”), an entity who had subleased a portion of the second subleased property (the “Parties”), whereby the Parties wish to resolve disputes among them, including the Action, without the admission of fault by any of the Parties, and enter into a transaction to combine the business of each Party as described below, and as will be further set forth in the definitive documents (the “Transaction”).

Pursuant to the provisions in the Term Sheet, RAM and VPC shall execute confessions of judgment in favor of the Company in the amount of $4,500,000 (the “Confessions”), (as defined below), to confess judgment against RAM in the amount of $4,435,000, and VPC in the amount of $65,000, in favor of the Company, and RAM and VPC thereupon will release and waive all rights of appeal and stay of execution. Further, (a) The Confessions will not be enforceable and the Company shall not file the Confessions in any court until the later of (1) the date on which RAM’s debt to Capital 420, LLC is repaid, or (2) May 31, 2023; (b) If the Transaction is terminated by the Company for failure to obtain shareholder approval or during the Due Diligence Period (defined below), or if the MED (defined below) does not approve the Transaction, the amount of the Confessions will be reduced to $3,435,000 for RAM and $65,000 for VPC; (c) The Confessions will bear interest at the applicable rate for post-judgment interest under the laws of the State of Colorado. Upon execution of this Term Sheet, the Parties shall jointly file a notice of settlement with the Court, notifying the Court that the Action has been settled, and requesting that the trial date in the Action be vacated, and the Company shall promptly file a notice of dismissal dismissing its claims in the Action with prejudice once RAM and VPC meet their obligations as described in the settlement agreement.

In addition, the Parties shall enter into two Membership Interest Purchase Agreements (each, a “MIPA”) pursuant to which Neil Demers, majority owner of RAM and VPC, will transfer and cause to transfer 100% of all membership interests of RAM and 99% of membership interests of VPC to the Company, a subsidiary of the Company, or a special purpose acquisition company designated by the Company, as applicable. In exchange for the Transaction, at the closing: (a) the Company shall release the Confessions; (b) the Company shall issue 12.5% of the Company’s outstanding shares of common stock to Demers, as of May 21, 2023; and (c) the Company shall issue 28.3% of the Company’s outstanding shares of common stock to Phi Beta Capital Advisors, Ltd. (“PBC”) as of May 21, 2023.

The Parties’ performance under the MIPAs will be conditioned upon the occurrence of the following events: (a) the Company will have been found suitable to own RAM and VPC by the State of Colorado’s Marijuana Enforcement Division (“MED”), which is the agency that oversees the licensing and operation of Colorado dispensaries, and the City and County of Denver pursuant to the Marijuana Code, and the MED will have approved the Transaction; (b) the Company will have obtained shareholder approval for the Transaction; (c) Within 60 days of the Effective Date, RAM and VPC will have obtained the approval of PBC of the Transaction, in full accord and satisfaction of RAM’s and VPC’s debt obligations to PBC. If PBC does not approve the Transaction, the amount of the Confessions will remain at $4,350,000.00 for RAM and $65,000.00 for VPC; (d) RAM and VPC will have provided audited financial statements to the Company prior to the closing; (e) RAM and VPC will provide any and all documents, including, but not limited to, leases, notes, loan documents, bank statements, vendor contracts, payroll records, all records regarding government enforcement actions, all records regarding VPC’s and RAM’s licenses, tax returns, and notices of any potential litigation that may involve RAM or VPC; and (f) Satisfactory completion of each Party’s due diligence during the due diligence period, which shall be 150 days from the Effective Date (the “Due Diligence Period”)

Upon the execution of this Term Sheet, each Party, and any and all of their past and present agents, representatives, entities, affiliates, principals, officers, directors, employees, attorneys, heirs, and for anyone who has or obtains rights from such Party, hereby mutually releases the other Party from any claims, liabilities, charges or actions, whether known or unknown at the time of this Term Sheet, any Party may have against another Party, including without limitation claims which are in any way connected to or arise out of the Action with prejudice once RAM and VPC meet their obligations as described in the Term Sheet.

Stipulation for Entry and Confession of Judgment

On November 29, 2022, the Company entered into separate Stipulation for Entry and Confession of Judgments with Ram and VPC (the “Confessions”). RAM, which is subject to the terms of the Term Sheet, consented to its respective Confession in the amount of $4,435,000. However, the amount of the RAM confession may be reduced to $3,335,000 if the Company if the Transaction is terminated for failure to obtain shareholder approval or during the Due Diligence Period (defined below), or if the MED does not approve the Transaction, the amount of the Confessions will be reduced to $3,435,000. VPC consented to its respective Confession in the amount of $65,000.

The foregoing description of the Action, the Term Sheet, and the Confessions do not purport to be complete and are qualified in their entirety by reference to the full text of the Action, Term Sheet, and the Confessions, which are filed as Exhibits 99.1, 99.2, 99.3, and 99.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description
10.1*	Binding Settlement Term Sheet, by and between the Company, Royal Asset Management, LLC, and Venture Product Consulting, LLC, dated November 21, 2022
99.1*	Pellicer Worldwide, Inc. vs. Royal Asset Management, LLC and Neil Demers Complaint, filed with the District Court, City and County of Denver, State of Colorado, filed on July 27, 2021
99.2*	Stipulation of Entry and Consent of Judgment by and between the Company and Royal Asset Management, dated November 29, 2022
99.3*	Stipulation of Entry and Consent of Judgment by and between the Company and Venture Product Consulting, LLC, dated November 29, 2022
104*	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Diego Pellicer Worldwide, Inc.

By:	/s/ Nello Gonfiantini
Nello Gonfiantini Chief Executive Officer

Dated: December 6, 2022